SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


             Date of Report (Date of Earliest Event) October 8, 1999


                            Marvel Enterprises, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                                       1-13638                           13-3711775
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(State or Other                              (Commission                   (I.R.S. Employer
Jurisdiction of                              File Number)                    Identification
incorporation)                                                                         No.)
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                 387 Park Avenue South, New York, New York 10016
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 696-0808
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, If Changed Since Last Report.)





882550.1


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ITEM 5.              Other Events.

On October 8, 1999, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the completion of the sale of its Italian subsidiary Panini, S.p.A. ("Panini") to ID4 Holding S.p.A. ("ID4"), a newly created company owned jointly by Fineldo S.p.A., an Italian conglomerate engaged in various consumer product and financing businesses and controlled by Vittorio Merloni, and the Senior Management of Panini. In connection with ID4's purchase of the Panini equity, for which the Registrant received a nominal price, ID4 also purchased all of Panini's outstanding U.S. bank debt and the Registrant was released from its guarantee of $27 million of that bank debt. The
Registrant made a cash payment of $11.2 million to Panini's bank lenders to obtain its release from the $27 million guarantee. The Registrant also announced that Panini would continue as the Registrant's international publishing licensee under a five-year license entered into as part of the sale.


ITEM 7.              Financial Statements and Exhibits.

(c)        Financial Statements and Exhibits.

99.1       Press release of the Registrant, dated October 8, 1999.

882550.1

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MARVEL ENTERPRISES, INC.
                                         (Registrant)


Date:  October 14, 1999
                                         By:  /s/ WILLIAM H. HARDIE, III
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                                         Name:        William H. Hardie, III
                                         Title:       Executive Vice President,
                                                      Business Affairs

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